Exhibit 4.1

INTERSTATE POWER AND LIGHT COMPANY

OFFICER’S CERTIFICATE

Dated as of August 21, 2026

Setting Forth Terms of a Series of Debt Securities

5.100% Senior Debentures due 2031

Pursuant to the Indenture

Dated as of August 20, 2003

OFFICER’S CERTIFICATE

The undersigned, the Treasurer of Interstate Power and Light Company, an Iowa corporation (the “Company”), hereby certifies as provided below pursuant to Section 301 of the Indenture, dated as of August 20, 2003 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”). This Officer’s Certificate, dated August 21, 2026, is delivered, pursuant to authority granted to the undersigned by the resolutions adopted on October 27, 2022 and October 29, 2025 by the Board of Directors of the Company, for the purpose of creating and setting forth the terms of a series of Securities to be issued pursuant to the Indenture, and to establish the form of such Securities in accordance with Section 201 of the Indenture. Capitalized terms not otherwise defined herein are used as defined in the Indenture.

1. The Board of Directors of the Company has authorized the creation by the Company of one or more series of Securities under the Indenture through one or more Officer’s Certificates and pursuant to such authorization and in accordance with the Indenture this Officer’s Certificate is being delivered to the Trustee to establish the terms of a series of Securities as set forth therein and herein.

2. The title of the series of Securities shall be “5.100% Senior Debentures due 2031” (herein called the “Debentures”).

3. The aggregate principal amount of the Debentures which may be authenticated and delivered under the Indenture shall be U.S. $500,000,000, except for Debentures authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Debentures as provided in Sections 304, 305, 306, 406 or 1206 of the Indenture. Notwithstanding the foregoing limit on the aggregate principal amount of the Debentures, the Debentures may be reopened in accordance with Section 301 of the Indenture.

4. The Debentures shall be issuable in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

5. Subject to earlier redemption, the principal of the Debentures shall be payable in U.S. dollars on September 30, 2031.

6. The Debentures shall bear interest at the rate of 5.100% per annum; such interest shall accrue from August 21, 2026 (or from and including the most recent Interest Payment Date to which interest on the Debentures has been paid or provided for); the Interest Payment Dates on which such interest shall be payable shall be March 30 and September 30 in each year, commencing March 30, 2027; the Regular Record Dates for the determination of Holders to whom interest is payable shall be the fifteenth calendar day before each Interest Payment Date. Interest on the Debentures shall be payable in U.S. dollars.

7. Pursuant to the Indenture, the Trustee has been appointed as the Security Registrar for the Debentures. The Trustee is hereby further appointed as the initial Paying Agent and Transfer Agent of the Debentures. The principal of and interest on the Debentures shall be payable at the office of the Paying Agent, which shall initially be located in the Borough of Manhattan, The City of New York.

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8. (a) At any time or from time to time prior to August 30, 2031 (the “Par Call Date”), the Debentures shall be redeemable as a whole or in part, at the option of the Company, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of (i) 100% of the principal amount of such Debentures and (ii) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the Debentures matured on the Par Call Date) on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 12.5 basis points less (b) interest accrued to the Redemption Date, plus, in either case, accrued and unpaid interest, if any, to, but excluding, the Redemption Date; provided, however, that installments of interest on Debentures due on an Interest Payment Date which occurs on or before any Redemption Date shall be payable to the Holders of such Debentures who were registered Holders as of the close of business on the Regular Record Date immediately preceding such Interest Payment Date.

(b) At any time on or after the Par Call Date, the Debentures will be redeemable as a whole or in part, at the Company’s option, at a Redemption Price equal to 100% of the principal amount of the Debentures to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date; provided, however, that installments of interest on Debentures due on an Interest Payment Date which occurs on or before any Redemption Date shall be payable to the Holders of such Debentures who were registered Holders as of the close of business on the Regular Record Date immediately preceding such Interest Payment Date.

9. The terms defined below shall, for all purposes of the Debentures under the Indenture and this Officer’s Certificate, have the meanings specified, unless the context clearly otherwise requires or unless otherwise indicated:

A “Tax Credit Event” occurs with respect to the Debentures if, in the Company’s reasonable determination, there exists a material risk, due to the Debentures (considered together with other debt) having been issued, as part of an original issuance, to one or more “specified foreign entities,” as defined in Section 7701(a)(51)(B) of the Internal Revenue Code of 1986, as amended (the “Code”), that the Company or any of its affiliates would be unable to utilize or otherwise be ineligible to claim any tax credits otherwise allowed under Section 38 of the Code.

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In

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determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third business day preceding the Redemption Date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error.

10. If a Tax Credit Event occurs, the Company may redeem the Debentures, in whole but not in part, upon a notice of redemption, at a Redemption Price equal to 101% of the principal amount of the Debentures to be redeemed, plus accrued and unpaid interest thereon, if any, to, but excluding, the Redemption Date; provided, however, that installments of interest on Debentures due on an Interest Payment Date which occurs on or before any Redemption Date shall be payable to the Holders of such Debentures who were registered Holders as of the close of business on the Regular Record Date immediately preceding such Interest Payment Date. A notice of redemption of the Debentures upon the occurrence of a Tax Credit Event (i) may be sent only by the later of (a) the end of the calendar year in which the Debentures were initially issued and (b) six months from the date of initial issuance of the Debentures and (ii) shall be accompanied by a certificate of an officer of the Company stating that a Tax Credit Event has occurred. The consummation of a redemption upon a Tax Credit Event may be subject to the Paying Agent’s receipt of the required redemption moneys on or before the Redemption Date (and in such case no such redemption shall occur unless such moneys have been received by the Paying Agent on or before such date).

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The Company’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error.

11. The Debentures shall not be subject to any sinking fund and shall not be repurchasable or redeemable at the option of a Holder.

12. The Debentures shall not be convertible into other securities of the Company or exchangeable for securities of another issuer.

13. Satisfaction and discharge under Section 701 of the Indenture shall be applicable to the Debentures; provided, however, that prior to any such satisfaction and discharge, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from the Internal Revenue Service a letter ruling, or there has been published by the Internal Revenue Service a revenue ruling, or (ii) since the date of execution of this Officer’s Certificate, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of such Outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such satisfaction and discharge and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such satisfaction and discharge had not occurred.

14. The Debentures shall initially be issued in whole in the form of one or more global Securities. The Depository Trust Company (“DTC”), a clearing agency registered under the Securities Exchange Act of 1934, as amended, shall initially serve as the depositary for such global Securities. For so long as DTC shall be the depositary, all Debentures shall be registered in its name or in the name of a nominee thereof. While the Debentures are evidenced by one or more global Securities, the depositary or its nominee, as the case may be, shall be the sole Holder thereof for all purposes under the Indenture. Neither the Company nor the Trustee shall have any responsibility or obligation to the depositary’s participants or the beneficial owners for whom they act with respect to their receipt from the depositary of payments on the Debentures or notices given under the Indenture. The global Securities provided for hereunder shall bear such legend or legends as may be required from time to time by the depositary.

15. Except as herein described, Debentures in definitive form will not be issued. Notwithstanding the foregoing, in the event the Company decides to discontinue the use of global Securities, any Event of Default has occurred and is continuing or DTC is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Company within 90 days, the Company shall issue individual Debentures in certificated form to owners of “book-entry” ownership interests in exchange for the Debentures held by DTC or its nominee, as the case may be. In such instance, an owner of a “book-entry” ownership interest will be entitled to physical delivery of certificates equal in principal amount to such “book-entry” ownership interest and to have such certificates registered in its name. Individual certificates so issued will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

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16. The form of the Debentures shall be substantially in the form attached hereto as Exhibit A.

17. Notwithstanding anything to the contrary in the Indenture that may require, contemplate, or be construed to require that the Debentures or any document related thereto be executed by means of manual or facsimile signature, and notwithstanding any silence in the Indenture with respect to the use of electronic signatures, the Debentures may be executed and delivered by way of a digital signature provided by DocuSign (or such other digital signature provider as specified in writing to the Trustee by the authorized representative). The Debentures so executed by way of such digital signature shall be deemed to have been duly and validly executed and delivered with the same legal force and effect as if such Debenture had been executed by means of an original manual signature, and shall constitute a valid and binding obligation of the parties, enforceable in accordance with its terms, to the same extent as if manually executed.

[Signature page follows]

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IN WITNESS WHEREOF, the undersigned has set his hand as of the day and year first above written.

INTERSTATE POWER AND LIGHT COMPANY

By:	/s/ Benjamin Bilitz
Name: Benjamin Bilitz
Title: Treasurer

[Signature Page to Officer’s Certificate (Pursuant to the Indenture)]

EXHIBIT A

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company (as defined below) or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

INTERSTATE POWER AND LIGHT COMPANY

5.100% SENIOR DEBENTURES DUE 2031

No. R-1	$500,000,000

CUSIP 461070 AZ7

INTERSTATE POWER AND LIGHT COMPANY, a corporation duly organized and existing under the laws of the State of Iowa (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of FIVE HUNDRED MILLION DOLLARS ($500,000,000) on September 30, 2031 and to pay interest on said principal sum from August 21, 2026, or from and including the most recent interest payment date to which interest has been paid or duly provided for, semi-annually, in arrears, on March 30 and September 30 of each year (each such date, an “Interest Payment Date”), commencing March 30, 2027 at the rate of 5.100% per annum to, but excluding the date on which the principal hereof is paid or made available for payment. The amount of interest payable for any period will be computed on the basis of twelve 30-day months and a 360-day year. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Debenture (or one or more Predecessor Securities, as defined in the Indenture) is registered at the close of business, on the Regular Record Date for such interest, which shall be the fifteenth calendar day before each Interest Payment Date. Any such interest installment not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder on such Regular Record Date and may either be paid to the Person in whose name this Debenture (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Debentures not later than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debenture may be listed, or any book-entry system which may be applicable to this Debenture and upon such notice as may be required by such exchange or system, all as more fully provided in the Indenture.

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Payment of the principal of and interest on any Debenture that is not a global Debenture will be made at the office or agency of the Company maintained for that purpose in The City of New York; provided, however, that at the option of the Company payment of interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer in immediately available funds at such place and to such account as may be designated by the Person entitled thereto as specified in the Security Register. Payment of principal of and interest on any global Debenture will be made to DTC or its nominee, as the case may be, as the sole registered owner and the sole Holder of the global Debenture for all purposes under the Indenture. Payment of the principal of and interest on this Debenture will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Additional provisions of this Debenture are continued on the two pages following the execution and authentication of this Debenture and such provisions have the same effect as though fully set forth in this place.

The words “execution,” “signed,” “signature,” and words of like import in this Debenture shall include images of manually executed signatures transmitted by facsimile, email or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. Without limitation to the foregoing, and anything in the Indenture to the contrary notwithstanding, (a) any Officer’s Certificate, Company Order, Opinion of Counsel, Security, certificate of authentication appearing on or attached to any Security, supplemental indenture or other certificate, opinion of counsel, instrument, agreement or other document delivered pursuant to the Indenture may be executed, attested and transmitted by any of the foregoing electronic means and formats, (b) all references in Section 303 or elsewhere in the Indenture to the execution, attestation or authentication of any Security or any certificate of authentication appearing on or attached to any Security by means of a manual or facsimile signature shall be deemed to include signatures that are made or transmitted by any of the foregoing electronic means or formats, and (c) any requirement in Section 303 or elsewhere in the Indenture that any signature be made under a corporate seal (or facsimile thereof) shall not be applicable to the Securities of such series.

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IN WITNESS WHEREOF, INTERSTATE POWER AND LIGHT COMPANY has caused this instrument to be duly executed.

Dated: August 21, 2026

INTERSTATE POWER AND LIGHT COMPANY

By:
Name: Robert J. Durian
Title: Executive Vice President and Chief Financial Officer

Attest:

Authorized Officer

[Signature Page to Global Debenture]

Trustee’s Certificate of Authentication

This is one of the Debentures of the series designated herein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A.,
as Trustee

By:
Name:
Title:

[Signature Page to Global Debenture]

INTERSTATE POWER AND LIGHT COMPANY

5.100% Senior Debentures due 2031

This Debenture is one of a duly authorized issue of Debentures of the Company, designated as its “5.100% Senior Debentures due 2031” (herein called the “Debentures”), in aggregate principal amount of $500,000,000, issued under an Indenture, dated as of August 20, 2003 (herein called the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., successor, as Trustee (the “Trustee”), to which Indenture and the Officer’s Certificate, dated August 21, 2026 (herein called the “Officer’s Certificate”), setting forth the terms and conditions of the Debentures, reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Trustee, the Company and the Holders of the Debentures, and of the terms upon which the Debentures are, and are to be, authenticated and delivered.

At any time or from time to time prior to August 30, 2031 (the “Par Call Date”), the Debentures shall be redeemable as a whole or in part, at the option of the Company, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of (i) 100% of the principal amount of such Debentures and (ii) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the Debentures matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 12.5 basis points less (b) interest accrued to the Redemption Date, plus, in either case, accrued and unpaid interest, if any, to, but excluding the Redemption Date. At any time on or after the Par Call Date, the Debentures shall be redeemable as a whole or in part, at the Company’s option, at a Redemption Price equal to 100% of the principal amount of the Debentures to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date. Notice of redemption will be given as provided in the Indenture to the Holder of the Debentures to be redeemed not less than 10 nor more than 60 days prior to the Redemption Date.

If a Tax Credit Event occurs, the Company may redeem the Debentures, in whole but not in part, upon a notice of redemption, at a Redemption Price equal to 101% of the principal amount of the Debentures to be redeemed, plus accrued and unpaid interest thereon, if any, to, but excluding, the Redemption Date. A notice of redemption of the Debentures upon the occurrence of a Tax Credit Event (i) may be sent only by the later of (a) the end of the calendar year in which the Debentures were initially issued and (b) six months from the date of initial issuance of the Debentures and (ii) shall be accompanied by a certificate of an officer of the Company stating that a Tax Credit Event has occurred. The consummation of a redemption upon a Tax Credit Event may be subject to the Paying Agent’s receipt of the required redemption moneys on or before the Redemption Date (and in such case no such redemption shall occur unless such moneys have been received by the Paying Agent on or before such date).

If an Event of Default with respect to the Debentures shall occur and be continuing, the principal of the Debentures may be declared due and payable in the manner, with the effect and subject to the conditions, provided in the Indenture.

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The Indenture contains provisions for satisfaction and discharge at any time of the entire indebtedness of this Debenture upon compliance by the Company with certain conditions set forth in the Indenture.

The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of all series affected, voting as one class, to modify the Indenture in a manner affecting the rights of the Holders of the Debentures; provided that no such modification may, without the consent of the Holder of each Outstanding Debenture, (i) change the Stated Maturity of, the principal of, or any installment of principal of or interest on (except as provided in Section 312 of the Indenture), any Debenture, or reduce the principal amount thereof or the rate of interest thereon (or the amount of any installment of interest thereon) or change the method of calculating such rate or reduce any premium payable upon the redemption thereof, or change the coin or currency (or other property), in which the Debentures or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity of any Debenture or (ii) reduce the percentage in principal amount of the Outstanding Debentures of any series or any Tranche thereof, the consent of the Holders of which is required for any such modification of the Indenture. The Indenture also contains provisions permitting Holders of specified percentages in principal amount of the Debentures at the time Outstanding, on behalf of the Holders of all Debentures, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Debenture shall be conclusive and binding upon such Holder and upon all future Holders of this Debenture and of any Debenture issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debenture.

No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Debenture at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations, including, if this Debenture is a global Debenture, the limitations set forth on the first page hereof, therein set forth, the transfer of this Debenture is registrable in the Security Register, upon surrender of this Debenture for registration of transfer at the office or agency of the Company in The City of New York maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or her attorney duly authorized in writing, and thereupon one or more new Debentures, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Debenture for registration of transfer, the Company, the Trustee and any agent of the Trustee may treat the Person in whose name this Debenture is registered as the owner hereof for all purposes, whether or not this Debenture be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

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The Debentures are issuable only in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

All terms used in this Debenture which are defined in the Indenture, as supplemented by the Officer’s Certificate, shall have the meanings set forth therein.

THIS DEBENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

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